Exhibit 99.1

ADAPTIN bio operating coRPORATION

(formerly adaptin bio, inc.)

FINANCIAL STATEMENTS

For the years ended december 31, 2024 and 2023

ADAPTIN bio operating coRPORATION

(formerly Adaptin Bio, inc.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Adaptin Bio Operating Company (formerly Adaptin Bio, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Adaptin Bio Operating Company (formerly Adaptin Bio, Inc.) (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as Adaptin Bio Operating Company’s auditor since 2023.

East Brunswick, New Jersey

April 15, 2025

ADAPTIN bio operating coRPORATION

(formerly adaptin bio, inc.)

balance sheets

as of december 31, 2024 and 2023

	2024	2023
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$34,085	$4,754
Prepaid insurance	11,454	-
Total current assets	45,539	4,754

NON-CURRENT ASSETS
Deferred equity issuance costs	193,876	-
Total assets	$239,415	$4,754

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable - trade	$1,361,081	$280,337
Accrued expenses	1,049,910	198,599
Notes Payable, net of debt issuance costs	-	469,762
Convertible Notes Payable, net of debt issuance costs and discounts	1,248,708	-
Derivative liability arising from convertible notes payable	544,957	-
Accrued interest	134,875	33,615
Total current liabilities	4,339,531	982,313

Total liabilities	4,339,531	982,313

COMMITMENTS AND CONTINGENCIES (see Note 7)

STOCKHOLDERS' DEFICIT
Common Stock, $0.001 par value, 10,000 shares authorized, 1,505 shares issued and outstanding as of December 31, 2024 and December 31, 2023	1	1
Additional Paid-in Capital	24,115	24,115
Accumulated deficit	(4,124,232)	(1,001,675)
Total stockholders' deficit	(4,100,116)	(977,559)
Total liabilities and stockholders' deficit	$239,415	$4,754

The accompanying notes are an integral part of these financial statements.

ADAPTIN bio operating coRPORATION

(formerly adaptin bio, inc.)

statements of oPERATIONS

for the years ended december 31, 2024 and 2023

	2024	2023
OPERATING EXPENSES
Research and development	$1,824,591	$510,356
General and administrative	745,294	366,960
Total Operating Expenses	2,569,885	877,316

LOSS FROM OPERATIONS	(2,569,885)	(877,316)

Interest Expense	341,048	104,487
Loss on derivative liabilities	17,087	-
Loss on extinguishment of debt	194,537	-
Total Other Income and Expense	552,672	104,487

Net loss before provision for income taxes	(3,122,557)	(981,803)

Provision for income taxes	-	-

NET LOSS	$(3,122,557)	$(981,803)

NET LOSS PER SHARE
Net loss per common share, basic and diluted	$(2,074.79)	$(655.41)
Weighted average number of common shares outstanding	1,505	1,498

The accompanying notes are an integral part of these financial statements.

adaptin bio operating coRPORATION

(formerly ADAPTIN BIO, INC.)

STATEMENTs OF changes in Stockholders’ deficit

FOR THE years ENDED december 31, 2024 AND 2023

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2022	1,430	$1	$10,419	$(19,872)	$(9,452)
Common stock issued	75	-	13,189	-	13,189
Other Capital Contributions	-	-	507	-	507
Net loss	-	-	-	(981,803)	(981,803)
Balance as of December 31, 2023	1,505	1	24,115	(1,001,675)	(977,559)
Net loss	-	-	-	(3,122,557)	(3,122,557)
Balance as of December 31, 2024	1,505	$1	$24,115	$(4,124,232)	$(4,100,116)

The accompanying notes are an integral part of these financial statements.

adaptin bio operating coRPORATION

(formerly ADAPTIN bio, inc.)

Statements of cash flows

for the years ended december 31, 2024 and 2023

	2024	2023
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(3,122,557)	$(981,803)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock for license agreement	-	13,189
Amortization of debt issuance costs and discounts	239,789	70,872
Loss on derivative liabilities	17,087	-
Loss on extinguishment of debt	194,537	-
Payment of operating expenses as additional paid-in capital by founders	-	507
Changes in operating assets and liabilities:
Prepaid expenses	(11,454)	-
Accounts payable - trade	1,080,744	272,935
Accrued expenses	851,311	196,499
Accrued interest	101,260	33,615
Net cash used in operating activities	(649,283)	(394,186)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Notes Payable	-	500,000
Proceeds from Convertible Notes Payable	1,000,000	-
Debt issuance costs	(127,510)	(101,110)
Deferred equity issuance costs	(193,876)	-
Net cash from financing activities	678,614	398,890

NET INCREASE IN CASH	29,331	4,704

Cash - Beginning of Year	4,754	50

CASH - END OF YEAR	$34,085	$4,754

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

The accompanying notes are an integral part of these financial statements.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

NOTE 1 nature of operations

Adaptin Bio Operating Corporation, a Delaware corporation, was founded as Centaur Bio, Inc. in 2021 and changed its name in 2024 to Adaptin Bio, Inc. and then again in 2025 to Adaptin Bio Operating Corporation (the “Company”). The Company is dedicated to the development and commercialization of products utilizing novel technology that enhances the delivery of drugs and other compounds to the brain and other tissues for a variety of indications. The Company’s novel technology was originally developed by researchers in the Department of Neurosurgery at Duke University and licensed by the Company in 2023. (See Note 10).

For many drugs and diagnostic agents, no readily available technology permits effective delivery of a broad range of difficult-to-deliver drugs to specific areas of the body. The Company’s technology is engineered to facilitate the transport of therapeutics to tissues of interest, including the brain, potentially generating improved treatments for solid tumors and central nervous system (“CNS”) disorders.

The first application of the Company’s precision medicine technology is a Brain Bispecific T Cell Engager (“BRiTE”). BRiTE focuses on the transport of difficult-to-deliver T cell targeting agents across the blood brain barrier, allowing access to the brain. BRiTE is a translatable method to specifically target malignant glioma using a tumor-specific, fully human bispecific antibody that redirects patients’ own T cells to recognize and destroy tumor cells. The lead product, APTN-101, a proprietary EGFRvIII x CD3 BRiTE, has shown the ability to eliminate malignant glioma tumors in a variety of aggressive preclinical orthotopic tumor models and the Company intends to complete IND-enabling pre-clinical studies and initiate the first-in-human studies in 2025.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2024, the Company had cash on hand of $34,085 and an accumulated deficit of approximately $4.1 million. The Company intends to continue the conduct of significant development activities that began in 2023 which, together with expenses incurred for general and administrative expenses, are expected to result in continuing operating losses for the foreseeable future. The amount of future losses and when, if ever, the Company will achieve profitability are uncertain. The Company’s ability to achieve profitability will depend, among other things, on successfully completing clinical studies, obtaining requisite regulatory approvals, establishing appropriate pricing for its product with payers, and raising sufficient funds to finance the Company’s activities. No assurance can be given that the Company’s clinical development efforts will be successful, that regulatory approvals will be obtained, or that the Company will be able to achieve appropriate pricing and market access or that profitability, if achieved, can be sustained. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments related to the outcome of this uncertainty.

Management has evaluated the Company’s operating plan against its existing cash and determined that the Company expects to be unable to support its operations and fund its obligations for the next twelve months from the date of issuance of these financial statements. The Company’s ability to execute its operating plan depends on the Company’s ability to obtain additional funding through equity offerings and debt financings. The Company plans to continue to fund its losses from operations through cash and cash equivalents on hand, as well as through future equity offerings, debt financings, or other third-party funding. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to the Company. Even if the Company raises additional capital, it may also be required to modify, delay or abandon some of its plans which could have a material adverse effect on the business, operating results and financial condition and its ability to achieve its intended business objectives. Any of these actions could materially harm the business, results of operations and future prospects.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

NOTE 2 summary of significant accounting policies

Basis of Presentation

The accompanying financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). These financial statements are presented in U.S. Dollars as that is the Company’s functional currency.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates and assumptions reflected in the financial statements relate to and include, but are not limited to, the fair value of common stock and other assumptions used to measure share-based consideration transferred for acquired assets under the Duke License (See Note 7 and Note 10), prepaid expenses and accrued liabilities that are measured based on progress toward completion of research and development projects, and the fair value of derivative liabilities.

Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these financial statements change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as a single segment, which seeks to develop and commercialize products by utilizing novel technology that enhances the delivery of drugs and other compounds to the brain and other tissues for a variety of indications. The accounting policies of the segment are the same as those described in the summary of significant accounting policies. The CODM, who is the Company’s chief executive officer, utilizes the Company’s financial information on an aggregate basis for purposes of making operating decisions, allocating resources and assessing financial performance, as well as for making strategic operations decisions and managing the organization. The CODM is not regularly provided with disaggregated actual expense information, other than the actual expense information included in the statements of operations. The measure of segment assets is reported on the balance sheet as total assets. The Company has not yet generated any revenue from product sales.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less on the date of purchase to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these items.

Currently, all cash is deposited in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. In the event there is cash in the bank, it may, at times, exceed FDIC insurable limits. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial position.

Deferred Equity Issuance Costs

Deferred equity issuance costs represent amounts paid for legal, accounting, consulting, and other offering expenses in conjunction with an anticipated future raise of additional capital. These costs are netted against additional paid-in capital as a cost of the equity issuance upon closing of the respective equity placement. During the year ended December 31, 2024, $193,876 of deferred equity issuance costs were recorded.

Derivative Liability

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company analyzes all financial instruments, including its convertible debt under the FASB ASC Topic No. 815 Derivatives and Hedging (“ASC 815”) to determine if such instruments contain features that qualify as embedded derivatives. The accounting treatment of derivative financial instruments requires that the Company record bifurcated embedded conversion features and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any increase or decrease in the fair value would be recorded in the results of operations within other income/expense as change in fair value of derivative liabilities. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

Upon conversion or repayment of a debt or equity instrument in exchange for equity shares, where the embedded conversion feature has been bifurcated and accounted for as a derivative liability (generally convertible debt), the Company would record the equity shares at fair value on the date of conversion, relieve the carrying value of all related debt, derivative liabilities (after marking them to fair value), and unamortized debt discounts, and recognize a net gain or loss on debt extinguishment, if any.

Accrued Expense

Accrued expenses consist primarily of research and development, legal, accounting, consulting and license-related fees.

Research and Development

Research and development costs are charged to expense as costs are incurred in performing research and development activities. To date, the Company’s research and development costs consist primarily of costs related to obtaining the license to its technology (see Notes 1 and 10) and conducting pre-clinical IND-enabling activities. It is anticipated that additional expenses in future periods for both pre-clinical and clinical activities will consist primarily of fees paid to contract research organizations (“CROs”) and to contract manufacturing organizations (“CMOs”).

Research and development expenses include direct costs associated with pre-clinical activities and will, in future periods, include costs associated the Company’s planned clinical trials including CRO fees, direct CMO costs for the formulation and packaging of trial material, as well as investigator and patient related costs at sites at which the Company’s clinical trials will be conducted. Direct costs associated with the Company’s CROs and CMOs are generally payable on a time and materials basis, or when milestones are achieved. The invoicing from third-party vendors can be for work performed on a time and material basis or reflecting milestones outlined in the initial contract for services and may not reflect actual work performed as of a specific measurement date. The Company records expenses for its pre-clinical and clinical activities performed by third parties based upon estimates of the percentage of work completed of the total work over the life of the individual study in accordance with agreements established with the third-party vendors. The Company determines the estimates through discussions with development personnel, third-party vendors as to the progress or stage of completion of trials or services and the agreed upon fee to be paid for such services based on facts and circumstances known to the Company as of each balance sheet date. The actual costs and timing of clinical trials are highly uncertain, subject to risks and may change depending upon a number of factors, including the Company’s clinical development plan. If the actual timing of the performance of services of the level of effort varies from the estimate, the Company will adjust the accrual accordingly. If the receipt of invoices is in advance of estimated work performed, the Company will record a prepaid expense as of the measurement date.

Research and development expenses also include the cost of in-process research and development (“IPR&D”) assets purchased in an asset acquisition transaction. IPR&D assets are expensed unless the assets acquired are deemed to have an alternative future use, provided that the acquired assets did not also include processes or activities that would constitute a business as defined under GAAP, the technology has not received regulatory approval for marketing and, absent obtaining such approval, has no established alternative future use. Acquired IPR&D payments are immediately expensed in the period in which they are incurred and include upfront payments, as well as subsequent pre-commercial milestone payments. Research and development costs after the acquisition are expensed as incurred. The costs associated with maintaining the patents after the acquisition are the responsibility of the Company and will be expensed as incurred as a general and administrative expense.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

Income Taxes

Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement and income tax purposes.

Deferred tax assets are recognized for temporary differences that will be deductible in future years’ tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are recognized only if it is more likely than not that a tax position will be realized or sustained upon examination by the relevant taxing authority. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years.

Net Loss per Share

Basic net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding for the period, without consideration for potentially dilutive securities. For the periods presented, basic and diluted net loss per common share are identical as the Company has incurred losses for both periods. While the Company has entered into convertible debt agreements during 2024 that are potentially dilutive securities, the number of shares available under a conversion cannot be determined until a Qualified Offering occurs as defined in the debt agreements (See Note 5 and Note 6).

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company’s outstanding convertible notes payable issued in 2024 have fixed interest rates. Therefore the Company is exposed to interest rate risk in that they could not benefit from a decrease in market interest rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other Options” (Subtopic 470-20) and “Derivatives and Hedging—Contracts in Entity’s Own Equity” (Subtopic 815-40) (“ASU 2020-06”). This update amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity and improves and amends the related EPS guidance for both Subtopics. The Company adopted ASU 2020-06 on January 1, 2024 and that adoption had no material effect on the financial statements of the Company.

In November 2023, the FASB issued ASU 2023-07, “Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company adopted ASU 2023-07 on January 1, 2024. While the Company operates as a single segment, additional disclosures were required in order to comply with the provisions of ASU 2023-07.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). The amendments in this update require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5% of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate). The amendments also require entities on an annual basis to disclose disaggregated amounts of income taxes paid. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is evaluating the effect of adopting this new accounting guidance on its financial statements but does not intend to early adopt. The Company does not currently believe that adoption will have a material impact on its financial statements.

The Company has also considered other recent accounting pronouncements and concluded that they are either not applicable to the business or that the effect is not expected to be material to the financial statements as a result of future adoption.

Significant Risks and Uncertainties

The Company is subject to challenges and risks specific to its business and its ability to execute on its strategy, as well as risks and uncertainties common to companies in the pharmaceutical industry, including, without limitation, risks and uncertainties associated with: obtaining regulatory approval of its product candidate; delays or problems in the supply of its study drug or failure to comply with manufacturing regulations; identifying, acquiring or in-licensing product candidates; pharmaceutical product development and the inherent uncertainty of clinical success; and the challenges of protecting and enhancing its intellectual property rights; and complying with applicable regulatory requirements.

Further, the Company may be impacted by general economic, political, and market conditions, including overall fluctuations in the financial markets in the U.S. and abroad.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

NOTE 3 FAIR VALUE

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on December 31, 2024. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1:

Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2:

Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3:

Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, prepaid expenses, accounts payable, accrued liabilities, notes payable and accrued interest approximate their fair market value based on the short-term maturity of these instruments.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

Liabilities measured at fair value on a recurring basis include bifurcated embedded redemption features in convertible debt (see Note 5 and Note 6) that did not exist at December 31, 2023. The following table is as of December 31, 2024:

	Level 1	Level 2	Level 3	Total
Derivative Liabilities	$-	$-	$544,957	$544,957

A roll forward of the Level 3 valuation financial instrument is as follows:

For the year ended
December 31, 2024
Balance at beginning of year	$-
Initial valuation of derivative liabilities for debt conversion	333,333
Derivative liability established upon debt extinguishment	194,537
Change in fair value	17,087
Balance at end of year	$544,957

Given the short-term maturities of these debts, in order to determine the fair value of the embedded derivative within the Exchange Notes (See Note 5) and the 2024 Convertible Debt (See Note 6), the intrinsic value of the conversion feature would be used based on the Company’s estimate of the timing and terms of a Qualified Offering, which is a Level 3 input in the fair value hierarchy. Upon execution of an engagement letter related to the planned merger and financing (See Note 12), the Company was able to utilize a more definitive pricing, capital stock structure and an updated estimate of the timing of a Qualified Offering, which are Level 3 inputs in the fair value hierarchy, to (a) initially evaluate the fair value of the Exchange Redemption Feature (defined below in Note 5) upon the 2023 Senior Debt Modification (defined below) as having a fair value of $194,537, and (b) reevaluate the previously determined fair value of the 2024 Redemption Feature (defined below in Note 6) and Exchange Redemption Feature (defined below in Note 5) as having a fair value of $350,420 as of December 31, 2024.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding debt instruments.

NOTE 4 ACCRUED EXPENSES

Accrued expenses are composed of the following as of December 31, 2024 and 2023:

	2024	2023
Accrued professional fees	$16,200	$3,596
Accrued consulting fees	18,392	3,604
Accrued legal fees	46,888	629
Accrued fees of license agreement	-	163,565
Accrued research and development	968,130	26,905
Accrued franchise taxes	300	300
	$1,049,910	$198,599

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

NOTE 5 Notes Payable

In April 2023, the Company entered into Securities Purchase Agreements with accredited investors that provide for an aggregate of up to $500,000, 10% secured promissory notes payable to the investors with a term of twelve months from the issuance date (or prepayable in the event of a Qualified Offering) (the “2023 Senior Debt”). A Qualified Offering is defined under these agreements as the closing of the first offering (public or private) by the Company, after the original issue date of the 2023 Senior Debt, of its Common Stock or Common Stock Equivalents with gross proceeds to the Company (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more. Additionally, the Securities Purchase Agreements provide the buyers be issued warrants, exercisable beginning on the closing of a Qualified Offering. The note holders will be issued warrants to purchase up to a number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock that the principal amount of the 2023 Senior Debt would purchase at the Qualified Offering price. These warrants have an exercise price equal to the Qualified Offering price and have a term of five years from the closing of a Qualified Offering. As of December 31, 2024, the Company has issued an aggregate of $500,000 in 2023 Senior Debt. In addition, the Company incurred debt issuance costs of $101,110 which were amortized over the life of the loans with such amortization recorded as interest expense. As of December 31, 2024, all debt issuance costs are fully amortized. The notes were issued with original maturity dates ranging from April to September 2024. As the notes remain unpaid as of December 31, 2024, the Company continued to accrue interest on these notes after the maturity dates. Interest expense for the year ended December 31, 2024 was $80,235, including $49,997 of interest expense and $30,238 of amortization of debt issuance costs.

2023 Senior Debt Modification

In December 2024, the Company entered into Note Exchange Agreements with the holders of the 2023 Senior Debt whereby these 10% secured promissory notes payable to holders with a term of twelve months from the issuance date were cancelled and exchanged for the Company’s 10% Secured Convertible Promissory Notes (the “Exchange Notes”). The Exchange Notes were issued in the aggregate principal amount of $500,000 and provide that, upon the closing of a Qualified Offering, the outstanding principal amount, together with all accrued but unpaid interest, at the date of conversion shall automatically be converted (the “Exchange Redemption Feature”) into shares of common stock of the Company or its parent (the “Conversion Shares”) at a conversion price equal to 75% of the gross offering price to the investors in the Qualified Offering (the “Conversion Price”). A Qualified Offering is defined in the Exchange Notes as the closing of the first offering (public or private) by the Company or its Parent after the Original Issue Date of the Company’s or the Parent’s common stock with gross proceeds to the Company or its Parent (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more, including the aggregate principal amount of, together with all accrued but unpaid interest on, the Exchange Notes and the other notes that will convert thereupon. The Company determined that the Exchange Redemption Feature should be accounted for as a derivative liability with a fair value of $194,537 on the date of the Note Exchange Agreement. See Note 3 – Fair Value for additional details regarding the fair value of the Exchange Redemption Feature.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

Additionally, as contemplated in connection with the issuance of the 2023 Senior Debt, the noteholders will retain the right to be issued the warrants.

Lastly, as an inducement to enter into the Note Exchange Agreements, the holders were issued additional warrants to purchase up to a number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock that the principal amount of the notes issued to the initial Holder would purchase at the Conversion Price. The exercise price of one share of Common Stock under this warrant is equal to the Conversion Price. These warrants are exercisable beginning on the closing of a Qualified Offering and have a term of five years from the closing of a Qualified Offering.

At issuance, these warrants are generally not a liability within the scope of ASC 480 if it is within the reporting entity’s control to decide whether it will enter into a Qualified Offering and, if so, at what terms. Accordingly, the Company has determined that there will be no accounting recognition of these warrants until the terms of the Qualified Offering are determined and the Qualified Offering has closed. Once the terms of the Qualified Offering are known, the Company will be able to estimate the value and begin to evaluate the accounting implications (liability vs equity), however, that will not become final until the Qualified Offering closes.

The Company determined that the 2023 Senior Debt Modification should be accounted for as an extinguishment. The carrying value of the debt (principal and accrued interest) was compared to the reacquisition price (equivalent principal, equivalent accrued interest, and an embedded redemption feature with a fair value of $194,537) which resulted in a loss on extinguishment of $194,537 for the year ended December 31, 2024. See Note 3 – Fair Value additional details regarding the fair value of the Exchange Redemption Feature. As of December 31, 2024, the Exchange Notes total $500,000 and the Company has accrued interest totaling $83,613.

NOTE 6 CONVERtibLE NOTES PAYABLE

In February 2024, the Company entered into Securities Purchase Agreements with certain accredited investors that provide for an aggregate of up to $1,000,000, 10% secured subordinated convertible promissory notes payable to investors with a term of twelve months from the issuance date (the “2024 Convertible Debt”). Additionally, the Securities Purchase Agreements provide that, upon a Qualified Offering, the debt together with all accrued but unpaid interest at the date of conversion shall automatically be converted into shares of the Company’s common stock (the “Conversion Shares”) at a conversion price equal to 75% of the gross offering price to the investors in the Qualified Offering. A Qualified Offering is defined under these agreements as the closing of the first offering (public or private) by the Company, after the original issue date of the 2024 Convertible Debt, of its Common Stock or Common Stock Equivalents with gross proceeds to the Company (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more inclusive of the 2023 Senior Debt of $500,000 and the 2024 Convertible Debt of $1.0 million, plus the related accrued interest. As of December 31, 2024, the Company had issued an aggregate of $1,000,000 in 2024 Convertible Debt with maturities ranging from March 2025 to September 2025. In addition, the Company incurred debt issuance costs of approximately $127,510 which are being amortized over the life of the loans with such amortization recorded as interest expense. As of December 31, 2024, the 2024 Convertible Debt totals $748,708, net of unamortized debt issuance costs and discounts of $251,292. The Company has accrued interest totaling $51,262. Interest expense for the year ended December 31, 2024 was $260,813, including $51,262 of interest expense, $58,695 of amortization of debt issuance costs and $150,856 of amortization of discounts related to the derivative liability.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

Derivative Liability

The Company’s 2024 Convertible Debt, together with all accrued but unpaid interest at the date of conversion, shall automatically be converted into shares of the Company’s common stock (the “Conversion Shares”) at a conversion price equal to 75% of the gross offering price to the investors in the Qualified Offering. The Company evaluated this embedded feature (the “2024 Note Redemption Feature”) under the guidance of ASC 815 and determined that it required bifurcation of the embedded derivative liability from the underlying debt at its fair value. While the number of common shares to be issued under these agreements is undetermined, this feature results in a fixed monetary amount of the settlement with a variable number of Conversion Shares issued. As the price per share under a Qualified Offering is unknown and the number of shares to be issued is variable, the resulting intrinsic value would be the same regardless of the Conversion Price. Accounting standards require that the Company recognize the derivative as a liability, based on its underlying instrument, in the balance sheet and measure the instrument at fair value at each balance sheet date. A change in the market value of the financial instrument would be recognized as a gain or loss in the results of operations in the period of change. The Company determined that the 2024 Note Redemption Feature should be accounted for as a derivative liability with an initial fair value of $333,333 on the date of issuance of the 2024 Convertible Debt. Additionally, the Company subsequently recorded a loss on the derivative liability of $17,087 increasing its fair value to $350,420. See Note 3 – Fair Value – for additional details regarding the 2024 Note Redemption Feature.

2024 Convertible Debt Amendment

At issuance, the 2024 Convertible Debt was convertible into Conversion Shares as more fully detailed above. With the December 2024 agreement of the holders of the 2024 Convertible Debt, the Company amended the 2024 Convertible Debt to be convertible into shares of common stock of either the Company or any entity that directly or indirectly through one or more intermediaries, controls the Company (the “2024 Note Amendment”). The terms of the conversion remain as detailed above. A “Qualified Offering” , as amended, means the closing of the first offering (public or private) by the Company or its parent after the original issue date of the Company’s or its parent’s common stock with gross proceeds to the Company or its parent (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more inclusive of the 2023 Senior Debt of $500,000 and the 2024 Convertible Debt of $1.0 million, and the related accrued interest. The Company determined that the 2024 Note Amendment should be accounted for as a debt modification (a continuation of the existing indebtedness) such that the Company continued to accrue interest and amortize any debt discount over the remaining term of the 2024 Convertible Debt.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

NOTE 7 commitments and contingencies

Litigation

While there is currently no ongoing litigation, the Company may, from time to time, be involved in various legal matters that arise in the ordinary course of business. Should matters arise, management will then make a determination as to the ultimate disposition of these matters and measure if it could have a material adverse effect on the Company’s financial position, results of operations or liquidity.

License Agreement

In January 2023, the Company entered into a patent license agreement with Duke University and the National Cancer Institute, under the agency of the U.S. Department of Health and Human Services (the “Duke License”) for an exclusive, worldwide, sub-licensable license to the technology more fully described in Note 1 and Note 10. The Duke License was amended in August 2024 to include improvements within the definitions of patent rights and technical information. As a component of the Duke License, the Company agreed to make payments based on clinical and commercial milestones and continuing royalty payments on any sales made after approval by regulatory authorities. These milestones include initiation of Phase II or Phase III clinical trials, submission of applications for market approval in multiple jurisdictions including the US, EU and Japan and the initiation of post-approval commercial sales in the same jurisdictions. Based on an assumption that all milestones related to the current development program are met during the course of the Duke License, these milestone payments would total approximately $11.7 million. As of December 31, 2024, the Company has not met any milestones as defined in the agreement and, accordingly, has recorded no expense or liability related to such payments.

The Company also agreed to pay royalties equal to low- to mid- single digit percentages of annual net sales on a country-by-country and product-by-product basis subject to downward adjustment to low single digit percentages of our net annual sales in the event there is no valid claim of a patent for the product, with minimum annual royalty levels established. The Company also must pay Duke low to mid-double digit percentages of any sublicensing fees as set forth in the Duke License. The Company has not recorded and does not owe any royalties or sublicensing fees for the year ended December 31, 2024.

NOTE 8 INCOME TAXES

The Company believes that there are no uncertain tax positions for which a liability (unrecognized tax benefit) should be recognized. The federal and state income tax returns of the Company are subject to examination by the Internal Revenue Service and state taxing authorities, generally for three years after they were filed.

The Company has incurred net operating losses (“NOL”) for U.S. tax purposes. As of December 31, 2024, the Company has approximately $1.2 million related to U.S. and State NOLs that may be carried forward and are available to reduce future taxable income. At December 31, 2023, the U.S. and State NOLs were approximately $0.5 million.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

The NOL carryforwards are subject to review and possible adjustment by the U.S. and state tax authorities. NOL carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders, as defined under Section 382 of the Internal Revenue Code. This could limit the amount of NOLs that the Company can utilize annually to offset future taxable income or tax liabilities. As of December 31, 2024, the Company has not performed such an analysis evaluating the potential limitation of the Company’s net operating loss carryforwards due to the “change in ownership” provisions as defined under Section 382 of the Internal Revenue Code. Subsequent ownership changes and proposed future changes to tax rules in respect of the utilization of losses carried forward may further affect the limitation in future years.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The net deferred tax assets have not been recognized in these financial statements because the criteria for recognition of these assets were not met. Accordingly, the Company has recorded a valuation allowance against its deferred tax assets for the year ended December 31, 2023 of $228,156 and subsequently increased that valuation allowance by $585,356 to $813,512 for the year ended December 31, 2024 related to the increase in the net operating loss carryforwards and temporary timing differences as the realization of the deferred tax assets cannot occur until there is future taxable income, the certainty of which cannot be determined.

The components of the deferred tax assets and the valuation allowance are shown below. The state carryforwards are shown net of federal tax benefit.

	2024	2023
Deferred tax assets:
Net operating loss carryforward - Federal	$251,711	$106,393
Net operating loss carryforward - State	21,306	9,005
Timing difference - §174 R&D costs, net of amortization	472,425	112,758
Timing difference - Accrued Consulting	68,071	-
Total deferred tax assets	813,512	228,156
Less-Valuation allowance	(813,512)	(228,156)
	$-	$-

The reasons for the difference between actual income tax benefit and the amount computed by applying the statutory federal income tax rate to the losses before income tax benefit are as follows:

	2024	2023
Rate Reconciliation:
Statutory federal rate	21.00%	21.00%
Statutory state rate (net of federal benefit)	1.78%	1.78%
Convertible Notes	3.72%
Effect of increase in valuation allowance	-26.49%	-22.78%
Effective tax rate	0.00%	0.00%

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

NOTE 9 STOCKHOLDERS’ DEFICIT

Common Stock

The Company’s Certificate of Incorporation provides the authority to issue common stock, fully voting and participating, with a $0.001 par value, of which 10,000 shares were authorized. In 2021, a total of 1,430 shares were issued to the founding shareholders.

In February 2023, 75 shares were issued to Duke University pursuant to the Duke License (see Note 7). A total of 1,505 shares were outstanding as of December 31, 2023 and December 31, 2024.

NOTE 10  LICENSE AGREEMENT

In January 2023, the Company entered into the Duke License for an exclusive, worldwide, sub-licensable license to the technology more fully described in Note 1 and Note 7. Under the terms of this agreement, the Company issued a five percent (5%) common stock ownership interest, or 75 common shares, in the Company at a value of $175.86 per share.

The estimated fair value of the Company’s common stock was determined by a third-party independent valuation firm in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, “Valuation of Privately-Held-Company Equity Securities Issued as Compensation”. These valuations took into account numerous factors, including developments at the Company and market conditions.

Consistent with FASB ASC 820-10-35-24, if multiple valuation techniques are used to measure fair value, the results (respective indications of fair value) should be evaluated and weighted, as appropriate, considering the reasonableness of the range indicated by those results. A fair value measurement is the point within that range that is most representative of fair value in the circumstances. The February 2, 2023 valuation utilized multiple valuation techniques that considered a set of discrete potential liquidity scenarios for the Company, the value common stock would receive in each scenario, and the time required and risk inherent in achieving those values. The third-party valuation expert examined the following scenarios for the Company: (i) the net assets of the Company or the Asset Approach; (ii) a recently executed term sheet related to a proposed merger transaction and capital raise or the Market Approach; and (iii) dissolution or the failure scenario. The Asset Approach was assumed to be appropriate given the Company’s limited operations and expenditures to date as of the valuation date. The Asset Approach was weighted at 80% assuming continued operations as the funding proposed in the term sheet is non-binding and the Company has no assurance such funding will occur. The Market Approach utilized a back-solve methodology to determine the value of the common stock based on the terms outlined in the term sheet assuming the contemplated transaction is consummated and was weighted at 10% as there is limited or no assurance such transaction will be completed. Finally, the failure scenario was weighted at 10% assuming that the Company is unable to obtain suitable financing and would discontinue operations.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

In accordance with ASC 805, the license agreement was evaluated and the Company concluded that substantially all of the value acquired is concentrated in a group of similar identifiable IPR&D assets. Accordingly, it has been accounted for as an asset acquisition as the technology transferred to the Company had not yet received regulatory approval and the IPR&D did not have an alternative use. The Company recorded research and development expense related to the issuance of the common stock of $13,189 during the year ended December 31, 2023. In addition, the Company agreed to reimburse the licensor for all patent related costs previously incurred for the technology prior to the license execution date. The total of these costs was approximately $327,000. The Company expensed these costs in their entirety upon execution of the Duke License as a research and development expense as they were deemed to be part of the acquisition price of the IPR&D. Reimbursement for these costs will be made in four equal installments with the first two payments having been made in 2023 and an additional payment in 2024. At December 31, 2024, the Company had a remaining liability of $81,782 included in accounts payable on the balance sheet. The Company further agreed to make payments based on clinical and commercial milestones and continuing royalty payments on any sales made after approval by regulatory authorities (See Note 7).

NOTE 11 rELATED PARTIES

Dr. Michael Roberts and Dr. Simon Pedder are both shareholders of the Company and the only members of the Company’s Board of Directors.

Dr. Roberts currently owns 1,000 shares of the common stock of the Company, or 66% of outstanding shares. During the year ended December, 31, 2023, Dr. Roberts paid $507 of expenses on behalf of the Company. During the year ended December 31, 2024, Dr. Roberts paid no such expenses. Additionally, during the year ended December 31, 2023, the Company recorded consulting fees expense for Dr. Roberts of $45,000 and paid him $15,000 with the balance reflected in accounts payable. During the year ended December 31, 2024, the Company recorded consulting fees expense of $180,000 and paid Dr. Roberts $60,000. At December 31, 2024, the Company had a balance of $150,000 recorded in accounts payable related to these fees.

Dr. Pedder currently owns 430 shares of the common stock of the Company, or 29% of outstanding shares. During the years ended December 31, 2023 and 2024, Dr. Pedder made no operating expense payments on behalf of the Company. Additionally, during the year ended December 31, 2023, the Company recorded consulting fees expense for Dr. Pedder of $30,000 and paid him $10,000 with the balance reflected in accounts payable. During the year ended December 31, 2024, the Company recorded consulting fees expense of $120,000 and paid Dr. Pedder $40,000. At December 31, 2024, the Company had a balance of $100,000 recorded in accounts payable related to these fees.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

NOTE 12 Subsequent Events

Merger Agreement

On February 11, 2025, Adaptin Acquisition Co., a Delaware corporation formed on January 30, 2025 (“Merger Sub”) and a wholly owned subsidiary of Unite Acquisition 1 Corp. (“Unite Acquisition”), a public shell company and Delaware corporation formed on March 10, 2022, merged with and into the Company (the “Merger”). Pursuant to the Merger, the Company was the surviving corporation and became a wholly-owned subsidiary of Unite Acquisition, and all of the outstanding common stock of the Company was cancelled and exchanged for 3,249,999 shares of Unite Acquisition’s common stock (the “Post-Merger Shares”).

As a result, Unite Acquisition ceased to be a shell company and will continue as a public reporting company under the new name, Adaptin Bio, Inc. (“Public Adaptin”). Concurrent with the consummation of the Merger, the Company changed its name to “Adaptin Bio Operating Corporation” and will continue its existing business operations.

The Merger is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Unite Acquisition, which is the legal acquirer, is treated as the “acquired” company for financial reporting purposes and the Company is treated as the accounting acquirer. This determination was primarily due to Unite Acquisition being determined to be a shell company in that it did not meet the GAAP definition of a business, did not have more than nominal assets, and does not have more than nominal operations at the time of the Merger. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which the Company is issuing stock for the net assets of Unite Acquisition. The net assets of Unite Acquisition will be stated at historical cost, with no goodwill or other intangible assets recorded.

The Offering

On February 11, 2025, concurrent with the Merger, Public Adaptin issued, in a private placement offering (the “Offering”), 1,080,814 Units (the “Initial Closing”), for an aggregate purchase price of $4,755,582, at a purchase price of $4.40 per Unit, with each Unit consisting of (i) one share of common stock (the “Offering Shares”), (ii) a warrant representing the right to purchase one share of common stock with an exercise price of $4.40 per share and a term of one year from the final closing of the Offering (the “A Warrant”), and (iii) a warrant, representing the right to purchase one-half of a share of common stock, with an exercise price of $6.60 per share and a term of five years from the final closing of the Offering (the “B Warrant,” and together with the A Warrant, the “Warrants”) (such shares of common stock issuable upon the exercise of the Warrants, the “Warrant Shares”).

The offering period commenced on January 8, 2025 and was scheduled to continue until the later of (i) February 28, 2025, unless extended by Public Adaptin and the placement agent; (ii) the date on which the maximum offering amount of approximately $8.5 million (the “Maximum Offering”) is sold by the Public Adaptin; or (iii) on a date mutually agreed upon in writing by Public Adaptin and the placement agent (the “Offering Period”). On February 28, 2025, Public Adaptin and the placement agent agreed to extend the offering period to March 31, 2025. On March 31, 2025, Public Adaptin issued, in the final closing of the Offering, 319,528 Units for an aggregate purchase price of $1,405,923.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

In connection with the Offering, the placement agent and/or its sub-agents (a) will be paid at each closing from the Offering proceeds a total cash commission of 10.0% of the aggregate gross purchase price paid by purchasers in the Offering at that closing (the “Cash Fee”), (b) will be paid at each closing from the Offering proceeds a total non-allocable expense allowance equal to 2.0% of the aggregate gross purchase price paid by purchasers in the Offering at that closing (the “Expense Allowance”), and (c) will receive (and/or its designees will receive) warrants to purchase a total number of shares of common stock equal to 10.0% of the sum of (i) the number of Offering Shares included in the Units sold in the Offering at that closing and (ii) the number of shares of common stock issuable upon exercise of the warrants included in the Units sold in the Offering at that closing, with a term expiring seven years after the final closing date of the Offering and an exercise price of $4.40 per share (the “Placement Agent Warrants”). Public Adaptin has agreed to pay certain other expenses of the placement agent, including the fees and expenses of its counsel, in connection with the Offering.

In connection with the Merger, all officers and directors of Public Adaptin and their affiliates and associated entities entered into lock-up agreements with Public Adaptin for a term ending two years after the closing of the Merger, whereby they have agreed to certain restrictions on the sale or disposition (including pledge) of Public Adaptin common stock held by (or issuable to) them.

Conversion of Exchange Notes and 2024 Convertible Debt and Issuance of Warrants

At the Initial Closing, the $1,500,000 aggregate principal amount of Exchange Notes and 2024 Convertible Debt, plus accrued interest thereon, automatically converted into shares of Public Adaptin common stock, at a conversion price of $3.30 per share, or 501,140 shares of Public Adaptin common stock (the “Note Conversion Shares”), and the holders of the Exchange Notes were issued, pursuant to existing agreements, warrants to purchase up to 132,570 shares of Public Adaptin common stock at an exercise price of either $3.30 or $4.40 per share and with a term of five years.

Registration Rights Agreement

In connection with the Merger and the Offering, Public Adaptin entered into a registration rights agreement, pursuant to which Public Adaptin will file a registration statement with the Securities and Exchange Commission within 60 calendar days after the termination of the Offering (subject to a toll period), registering for resale the following: (a) the Offering Shares; (b) the Warrant Shares; (c) the shares of common stock issued or issuable upon exercise of all other outstanding warrants of Public Adaptin; (d) the Post-Merger Shares; (f) shares of common stock issued or issuable upon exercise of the Placement Agent Warrants; and (g) other shares of restricted common stock held by the signatories to the registration rights agreement acquired or issuable in respect of the foregoing shares of common stock by way of conversion, dividend, stock-split, distribution or exchange, merger, consolidation, recapitalization or reclassification or similar transaction.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

2025 Equity Incentive Plan

Pursuant to the Merger Agreement, Public Adaptin adopted the 2025 Equity Incentive Plan (the “2025 Plan”), which provides for the issuance of incentive awards of stock options, restricted stock awards, restricted stock units, stock appreciation rights and performance awards. The 2025 Plan was approved by Public Adaptin’s shareholders and Board of Directors on February 11, 2025. Prior to the Initial Closing, Public Adaptin’s board of directors reserved a number of shares of common stock equal to 15% of the shares to be outstanding upon each closing of the Offering, up to a maximum aggregate amount of 15% of the fully diluted shares outstanding of Public Adaptin following the final closing of the Offering (assuming exercise or conversion of all then-outstanding common stock equivalents), for the future issuance, at the discretion of the board of directors, of options and other incentive awards to officers, key employees, consultants and directors of Public Adaptin and its subsidiaries.

The number of shares reserved for issuance under the 2025 Plan will increase automatically on January 1 of each of 2026 through 2035 by the number of shares equal to the lesser of 4% of the total number of outstanding shares of Public Adaptin’s common stock as of December 31 (calculated on a fully-diluted and as-converted basis), or a number as may be determined by Public Adaptin’s board of directors.

As of the date of this Report, up to 2,196,390 shares of common stock are reserved under the 2025 Plan. Repricing outstanding stock awards is not permitted without the approval of Public Adaptin’s stockholders, except for certain proportionate capitalization adjustments as set forth in the 2025 Plan. The 2025 Plan terminates on February 11, 2035.

Executive Compensation

On February 11, 2025, effective upon the closing of the Merger, Public Adaptin entered into executive employment agreements with three executive officers (each an “Executive” and collectively, the “Executives”). The agreements include customary non-competition, non-solicitation, and confidentiality covenants; establish the Executives’ duties and compensation; and provide for their continued employment with Public Adaptin. The initial term of each of the employment agreements commenced upon the closing of the Merger and continues for terms ranging from two to three years, unless terminated sooner in accordance with the employment agreement. After the initial term expires, the employment agreements will automatically renew for successive one-year terms unless either Public Adaptin or the Executive provides written notice of their intent not to renew at least 90 days prior to the expiration of the then-current term.

Public Adaptin has agreed to pay the Executives annual base salaries of $960,000 in the aggregate, discretionary equity grants and awards, and annual discretionary bonuses based on targeted percentages of each Executive’s base salary.

adaptin bio operating coRPORATION

(Formerly ADAPTIN bio, inc.)

NOTES TO FINANCIAL statements

for the YEARS ended DECEMBER 31, 2024 and 2023

In the event that Public Adaptin issues additional securities, raising gross aggregate funds of $10,000,000 (in one or more transactions), occurring, if at all, within two years following the Merger (the “Additional Financing Period”), Public Adaptin will grant each Executive options to purchase a number of shares of common stock of Public Adaptin (the “Anti-Dilution Options”) sufficient to ensure that their respective ownership immediately following the Additional Financing Period, on a fully diluted basis and assuming the exercise of all outstanding options (whether or not then exercisable) is equal to their respective ownership immediately following the Merger, as determined on a fully diluted basis and assuming the exercise of all outstanding options (whether or not then exercisable). The per share exercise price of the Anti-Dilution Options will be equal to the fair market value of a share of Public Adaptin’s common stock on the date of grant, as determined by the board of directors. The Anti-Dilution Options, if any, will become exercisable in four equal annual installments, in each case subject to the continued employment of each Executive with Public Adaptin on the date each such vesting milestone is achieved, and will be subject to the terms of Public Adaptin’s equity incentive plan then in place and a related option grant agreement to be entered between Executive and Public Adaptin.

The employment agreements may be terminated (a) automatically upon the Executive’s death; (b) by Public Adaptin upon disability, for cause or not for cause; or (c) by the Executive for good reason or no reason; all as defined in the employment agreements.

If the Company terminates the Executive’s employment without cause or if the Executive resigns for good reason, then the Executive will be entitled to separation benefits, consisting of 12-24 months of then-current base salary and continuation of health insurance coverage for 12-18 months, depending on the individual.

If the Company terminates the Executive’s employment without cause or if the Executive resigns for good reason, in connection with a change in control of the Company, then the Executive will be entitled to accelerated vesting of all equity awards, in addition to the separation benefits enumerated above.

On February 5, 2025, each of the Company’s Executives agreed to forever waive and discharge any obligation on the part of the Company to pay the consulting fees incurred and unpaid prior to consummation of the Merger. In the aggregate, the amount of consulting fees that were unpaid and waived under this agreement totaled approximately $345,900 and $313,850 had been recorded in accounts payable by the Company as of December 31, 2024.

Transactions with Lucius Partners and Related Persons

On February 11, 2025, the sole holder of common stock of Unite Acquisition prior to the Merger, Lucius Partners, retained 3,250,000 shares of Public Adaptin common stock after the Merger, after agreeing to cancel and retire 1,750,000 shares of Public Adaptin common stock. In connection with the Merger and Offering, Unite Acquisition terminated the services agreement with Lucius Partners and fully repaid the unsecured promissory note of $275,000 in addition to other accrued expenses.

Lucius Partners has agreed to provide advisory services to Public Adaptin for two years following the Initial Closing (the “Advisory Period”) and Public Adaptin has agreed to pay to Lucius Partners a cash fee of $180,000 in advance for the first year of advisory services and a cash fee of $45,000 quarterly in advance for the second year of advisory services. The Advisory Period can be renewed for additional one-year periods upon written request by Public Adaptin within 60 days prior to the expiry of any Advisory Period.

Common Stock Issuance

On April 2, 2025, in connection with the execution of a vendor contract, the Company issued 54,348 shares of its common stock. The Company is currently assessing the accounting treatment of this transaction.